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                                    EXHIBIT 10.2

                                     FORM OF
                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "AGREEMENT") is made and entered into effective as of March ___, 2002 (the "EFFECTIVE DATE"), by and between Coinless Systems, Inc., a Nevada corporation having its principal place of business at 3720 W. Oquendo Road, Las Vegas, Nevada 89118 ("LICENSOR"), and a Nevada Corporation, having its principal place of business at ("LICENSEE").

                                    RECITALS

A. Licensor is in the business of, among other things, developing associated equipment for use in the casino and gaming industry. Licensor is the holder of United States Patents No. 6,012,832 and No. 6,340,331, Cashless Peripheral Device for a Gaming System, issued January 11, 2000 (the "LICENSED PATENTS").

B. Licensee is in the business of, among other things, manufacturing and selling products for use in the casino and gaming industry.

C. Licensee wishes to license from Licensor rights under the Licensed Patents and Licensor is willing to grant such rights, upon the terms and subject to the conditions set forth in this Agreement

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, Licensor and Licensee agree as follows:

                                    AGREEMENT

1. DEFINITIONS. In this Agreement (unless the context otherwise requires), the following expressions shall have the following meanings:

         1.2 "AFFILIATE" means an incorporated or unincorporated entity, wherever organized, which controls, is controlled by or is under common control with Licensor or Licensee as the context of usage indicates. For this purpose, "control" means the direct or indirect legal, equitable or factual power to select a majority of the members of, or otherwise to direct the decisions made by, the directors or other governing authorities of an organization (determined without regard to events of default of fiduciary obligations which might limit or restrict exercise of such power).

         1.3 "AGREEMENT" means this document, including any amendments hereto that are made by written instrument executed by or on behalf of both parties.

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         1.4 "BACKGROUND INTELLECTUAL PROPERTY RIGHTS" means those intellectual property rights which vest in, belong to and are the exclusive property of the Licensee as evidenced by written documentation at the date of this Agreement.

         1.5 "FOREIGN COUNTERPARTS" means foreign applications or issued foreign patents, which claim priority from, or share common priority with, an identified United States patent or patent application, and the inventions covered thereby.

         1.6 "LICENSED EQUIPMENT" means printers and printer systems which incorporate a cashless peripheral device and are connected to a gaming system which if made, used, offered for sale or sold in the absence of the license granted in this Agreement would infringe the Licensed Patents.

         1.7. "PATENT RIGHTS" means rights in and to inventions, methods and devices which are described and claimed in the Licensed Patents and all Foreign Counterparts of the Licensed Patents, or described and claimed in any reexaminations, reissues, renewals or extensions of any of the foregoing.

         1.8 "VALID CLAIM" means a claim of an issued patent that has not been held or declared invalid, unpatentable or unenforceable by the United States Patent and Trademark Office, a foreign patent office, or a court of competent jurisdiction from which no appeal can be or has been taken.

2.   PATENT LICENSE.

         2.1 GRANT. Licensor hereby grants to Licensee and its Affiliates during the term of this Agreement the non-exclusive right and license in and to the Patent Rights to make, have made, use, offer for sale, sell, have sold and otherwise dispose of Licensed Equipment for use in the casino and gaming industry to only slot manufacturers who have signed a licensing agreement with Licensor.

         2.2 IMPROVEMENTS. Licensee shall have the right, in its own discretion, to make improvements to the Patent Rights for its own use subject to the terms of this Agreement. Licensee shall promptly disclose to Licensor all inventions or improvements related to or concerning the Patent Rights. Licensor acknowledges and agrees that title to all Background Intellectual Property Rights and any improvements that are acquired or developed by Licensee which do not incorporate any material part of the Licensed Patents will belong to and remain with the Licensee. Conversely, Licensee agrees to assign, and hereby does assign, inventions and improvements which rely on, were developed as a result of, or otherwise incorporate any material part of the licensed patents.

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3.   ROYALTIES.

         3.1 AMOUNT. In consideration of the licenses granted under Section 2, Licensee agrees to pay Licensor royalties at a rate of _____ dollars ($_______) per unit of Licensed Equipment sold, leased or otherwise disposed of by Licensee and its Affiliates during the term of this Agreement. Licensee's obligation to pay royalties shall survive the termination of this Agreement with respect to all units of Licensed Equipment sold, leased or otherwise disposed of during the term of this Agreement.

         3.2 PAYMENT. Royalties under Section 3.1 shall be due and payable to Licensor by Licensee within 30 days after the last business day of each January, April, July and October during the term of this Agreement with respect to all royalties that accrued during the preceding calendar quarter. Provided, in addition, that the first royalty payment hereunder shall include all royalties with respect to sales, leases, or other transfers of Licensed Equipment made since the Effective Date of this Agreement. Notwithstanding the foregoing, except as otherwise provided in Section 8.6, all royalties with respect to sales, leases or other transfers made prior to the date of termination of this Agreement shall accrue on the date of termination and the final royalty payment hereunder shall be due and payable on or before the thirtieth (30th) day after the termination of this Agreement.

         3.3 REPORTING. Each royalty payment shall be accompanied by a written royalty report, which report shall set forth the following information for
Licensee: (i) the number and description of units of Licensed Equipment sold, leased or otherwise disposed of during the applicable reporting period; and (ii) the royalty payments due Licensor for the applicable reporting period. The first such written royalty report shall include the foregoing information with respect to all Licensed Equipment sold, leased or otherwise disposed of since the Effective Date of this Agreement.

         3.4 RECORDS. Licensee shall at all times keep accurate accounts and maintain complete records of all Licensed Equipment manufactured and sold, leased or otherwise disposed of by Licensee in sufficient detail to enable the royalties payable hereunder to be properly ascertained. Licensee agrees that Licensor's authorized accounting representative shall have the right to examine and audit such records upon reasonable notice during normal business hours. In the case of any dispute as to the sufficiency or accuracy of the records or the amounts owed by Licensee, Licensor may have any independent certified public accountant examine and certify such records. Licensee shall make prompt adjustment to compensate for any errors or omissions disclosed by such an audit. Any examination or audit performed shall be at Licensor's expense unless a discrepancy greater than or equal to 5% is discovered.

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4.   AGREEMENTS OF LICENSOR.

         4.1 NO CONFLICT. Licensor shall not grant any right or license, and shall not consent to any transfer of any right or license, that conflicts with the rights and licenses granted to Licensee under this Agreement.

         4.2 MAINTENANCE OF PATENT RIGHTS. Licensor shall, during the term of this Agreement, act diligently at its own cost and expense to obtain, sustain, reissue, reexamine or extend the Licensed Patents and any Foreign Counterparts, so as to ensure that the protection provided thereby does not lapse. Failure on the part of Licensor to maintain the Patent Rights, or should the patent Rights terminate for any reason, Licensee shall have no further royalty or other payments liability to Licensor except as provided in Section 8.2.

  5.  ENFORCEMENT OF PATENTS.

         5.1 THIRD PARTY INFRINGEMENT. If Licensee discovers that the Patent Rights are being infringed by a third-party, it shall promptly communicate the details to Licensor. Licensor shall have the right, but not the obligation, in its sole discretion to take whatever action it deems necessary, including the filing of lawsuits to terminate such infringement. Licensee shall reasonably cooperate with Licensor if Licensor takes any such action. If Licensor recovers any damages or compensation for any action it takes, Licensor shall retain 100% of such damages. To the extent that Licensor is unable or refuses to terminate an infringement of the Licensed Patents, Licensee shall have the right, in its sole discretion, to take whatever action it deems appropriate to end such infringement. In such event, Licensee shall be entitled to any damages or compensation recovered. During the pendency of an action to terminate an infringement, whether by Licensor or Licensee, Licensee's obligation to make royalty payments shall be handled in accordance with Section 8.2.

         5.2 MARKING. Licensee shall mark all units of Licensed Product with the legend: Licensed Under US Patents # 6,012,832 and #6,340,331.

 6.  REPRESENTATIONS AND WARRANTIES.

         6.1   BY LICENSOR.

               6.1.1 Licensor warrants and represents that the execution and delivery of this Agreement on behalf of Licensor, and Licensor's performance of its obligations under this Agreement, have been duly authorized by all necessary corporate action.

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               6.1.2 Licensor warrants and represents that subject only to any required governmental consents or approvals, Licensor's performance of its obligations under this Agreement is not in conflict with, and will not result in a breach of or constitute a default under, any other contract, instrument, rule of law or order of any court or governmental agency to which Licensor is a party or by which Licensor or its property is bound.

               6.1.3 Licensor warrants that as at the date of its provision, the Licensed Patents, and all necessary technical data to manufacture and implement the Licensed Patents provided are complete and the then current version is supplied by Licensor without alteration or update and, that Licensor has the right to disclose the Licensed Patents, and all necessary technical data to manufacture and implement the Licensed Patents.

               6.1.4 If the technical data supplied by Licensor is shown not to be correct or complete in the then current version, then Licensor shall dispatch, free of charge and within ten (10) days notification by the Licensee the correct and complete technical data.

               6.1.5  Licensor warrants that with respect to the Licensed
Patents:

                      6.1.5.1 it has the right to license the Licensed Patents to the Licensee in the manner contemplated by this Agreement;

                      6.1.5.2 Licensor, as of the Date of this Agreement, is not infringing and in carrying out its duties under this Agreement, will not infringe any non-patent intellectual property right of any third party and has received no assertion of such infringement from any third party; and

                      6.1.5.3 Licensor, as of the Date of this Agreement, is not infringing and, in carrying out its duties under this Agreement, will not infringe any patent of any third party, and has received no assertion of such infringement from any third party.

               6.1.6 Licensor shall indemnify, defend and hold harmless Licensee from and against any and all losses, expenses, claims, costs, liabilities and charges arising from any claim, suit or proceeding brought against Licensee or its customers, insofar as it is based on any infringement claim.

         6.2   BY LICENSEE.

               6.2.1 Licensee warrants and represents that the execution and delivery of this Agreement on behalf of Licensee, and Licensee's performance of its obligations under this Agreement, have been authorized by all necessary corporate action.

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               6.2.2. Licensee warrants and represents that subject only to any required governmental consents or approvals, Licensee's performance of its obligations under this Agreement is not in conflict with, and will not result in a breach of or constitute a default under, any contract, instrument, rule of law or order of any court or governmental agency to which Licensee is a party or by which Licensee or its property is bound.

         6.3 DISCLAIMER OF ALL OTHER WARRANTIES AND REPRESENTATIONS. The express warranties and express representations, if any, set forth in this agreement are in lieu of, and the parties disclaim any and all other warranties, conditions, or representations (express or implied, oral or written), with respect to the Patent Rights and licensed equipment or any part thereof, including any and all implied warranties, merchantability, or fitness or suitability for any purpose (whether or not the other party knows, has reason to know, has been advised, or is otherwise in fact aware of any such purpose), whether alleged to arise by law, by reason of custom or usage in the trade, or by course of dealing. In addition, the parties expressly disclaim any warranty or representation to any person other than Licensor or Licensee with respect to the subject matter herein.

         6.4 EXCLUSION OF INCIDENTAL AND CONSEQUENTIAL DAMAGES. Neither party will be liable to the other party (nor to any person claiming rights derived from the other party's rights) for consequential damages of any kind, including lost profits, loss of business, or other economic damage, and including injury to property, as a result of any breach of any warranty, representation or other term of this Agreement or arising out of the Patent Rights, the Licensed Equipment, or the subject matter of this Agreement, regardless of whether the party liable or allegedly liable was advised, had other reason to know, or in fact knew of the possibility thereof.

         6.5 MAXIMUM AGGREGATE LIABILITY. In no event shall Licensor's aggregate liability to Licensee (including liability to any person or persons whose claim or claims are based on or derived from a right or rights claimed by Licensee), with respect to any and all claims at any and all times arising from or related to the subject matter of this Agreement, in contract, tort, or otherwise, exceed the amount of three million dollars or of royalties received by Licensor, whichever is greater.

 7.   GOVERNMENT APPROVALS AND REPORTING.

         7.1 APPROVALS. Each party hereunder is responsible for obtaining any consents or approvals from all governmental agencies, which are necessary for its performance hereunder.

         7.2 REGISTRATION OR REPORTING. If the terms of this Agreement are such as to require or to make it appropriate that this Agreement, or any portion hereof, be registered with or reported to any governmental agency having jurisdiction in any country in which the Patent Rights are licensed hereunder, Licensor will, promptly after execution of this Agreement and at the parties' equally shared expense, undertake such registration or report. Licensor shall comply with reasonable requests of Licensee in connection with such registration or report. Prompt notice and appropriate verification of (i) the act of registration or reporting; and (ii) any agency ruling resulting from such registration or report, will be given by Licensor to Licensee.

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8.  TERM OF THE AGREEMENT; DEFAULT AND TERMINATION.

         8.1 TERM. The term of this Agreement shall be for a term of ten (10) years. Notwithstanding the foregoing, upon the expiration, invalidation or unenforceability of the Licensed Patent, this Agreement shall terminate and, except as otherwise expressly provided in this Section 8, all licenses, rights and privileges hereunder shall cease and terminate immediately.

         8.2 EFFECT OF TERMINATION. Except as otherwise expressly provided in this Section 8, all licenses, rights and privileges hereunder shall cease and terminate immediately in the event of any termination or expiration of this Agreement; provided, however, that no termination of this Agreement by expiration or otherwise shall release Licensee from its duty and obligation to pay all royalties on Licensed Equipment sold or otherwise disposed of by Licensee and its Affiliates prior to the date of such expiration or termination.

         8.3 TERMINATION ON BREACH. Upon the breach or default by either party with respect to any term, condition or provision of this Agreement, the other party shall have the right to terminate this Agreement upon sixty (60) days written notice to the breaching or defaulting party. Said notice shall become effective, and this Agreement shall terminate, on the sixtieth (60th) day after the giving of such notice, unless all breaches and defaults specified in the notice have been cured prior to that time.

         8.4 TERMINATION ON CERTAIN EVENTS. Licensee shall have the right to terminate this Agreement, effective immediately upon written notice of termination to the Licensor, at any time after the filing by or against the Licensor of any petition in bankruptcy which is not dismissed within one hundred eighty (180) days; the filing by or against the Licensor of any petition seeking judicial reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency which is not dismissed within one hundred eighty (180) days; or the institution of any proceedings or passage of any resolution for the liquidation or dissolution of the Licensor's business or for termination of its organizational existence.

         8.5 RIGHTS AFTER TERMINATION. Upon termination or expiration of this Agreement, Licensee shall have the right to complete delivery of Licensed Equipment on all binding commitments and to dispose of finished Licensed Equipment units then on hand, provided that royalties are paid thereon within thirty (30) days after such delivery or disposal.

         8.6 SURVIVAL. Notwithstanding any other provision of this Section 8, the provisions of Sections 3.1, 3.2, 3.3, 3.4, 6, 8.2, 8.5 and 9 shall survive any termination of this Agreement to the degree necessary to permit their complete fulfillment and discharge.

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9.  MISCELLANEOUS.

         9.1 ASSIGNMENT. This Agreement may be assigned or otherwise transferred by Licensor or Licensee with the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Any attempted assignment or transfer, by operation or law or otherwise, without such consent shall be void.

         9.2 GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Nevada, and shall be construed and enforced in accordance with the laws of the State of Nevada. Any difference or dispute arising out of or in connection with this Agreement shall be referred to arbitration under the Rules of the American Arbitration Association by one or more Arbitrators appointed in accordance with the Rules, such arbitration is to be held in Clark County, Nevada. The decision of the Arbitrator shall be final and binding on the parties. The costs of such arbitration shall be borne as determined by the Arbitrator.

         9.3 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and a signature of any party to any counterpart shall be deemed to be the signature to any and may be appended to any other counterpart.

         9.4 WAIVER. Any waiver of a right under this Agreement must be in writing executed by or on behalf of the waiving party. Any waiver of a particular default shall constitute a waiver of such default only and not of any other default by the nonwaiving party (whether similar or dissimilar in nature). Any waiver of a specific right or remedy under this Agreement shall constitute a waiver of such right only and not of any other right or remedy of the waiving party under this Agreement.

         9.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior or contemporaneous understandings, agreements, proposals and all other communications between the parties relating to the subject matter of this Agreement, whether such be oral or written. This Agreement may be amended only by a written instrument duly authorized and executed by or on behalf of both Licensor and Licensee.

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         9.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         9.7 NOTICES. Any notice required or desired to be given by a party hereto in connection with or arising out of this Agreement shall be in writing and, except as otherwise provided below, shall be deemed to have been given either (i) when delivered by private courier service with receipt of delivery or
(ii) five (5) days after being deposited in certified or registered mail, postage prepaid, to the parties at the address set forth below or at such other address as a party may designate by written notice to the other party from time to time:

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IF TO LICENSOR, TO:                                          IF TO LICENSEE, TO:

COINLESS SYSTEMS, INC.                                       COMPANY NAME
3720 W. Oquendo Rd, Ste 101                                   Address
Las Vegas, NV 89119
WWW.COINLESSSYSTEMS.COM
-----------------------

         9.8 NO JOINT VENTURE. Nothing contained in this Agreement shall be construed as creating a joint venture or partnership between the parties hereto. Except as otherwise expressly provided, neither party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other party, and their status is, and at all times will continue to be, that of independent contractors with respect to each other. Neither party shall have, or shall hold itself out as having, any power or authority to bind or commit the other.

         9.9 TRADEMARKS. No right is granted by this Agreement to either party to use any registered or unregistered trademark or trade name of the other party, except as expressly provided in Section 5.2.

         9.10 PUBLICITY. Neither the existence of this Agreement nor its terms shall be disclosed by either party without the prior written approval of the other; provided, however, that either party may disclose on a confidential basis the existence of this Agreement and such of its terms as necessary to any of its bankers, investors (including prospective investors), investment bankers, attorneys, accountants and the like for any reasonable business purpose.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LICENSOR                                LICENSEE

COINLESS SYSTEMS, INC.

BY:  /S/ Dennis W. Sorenson             BY:
     ------------------------              -----------------------------
         Dennis W. Sorenson

ITS:   PRESIDENT/C.E.O.                 ITS:

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